STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

INOVA TECH. (ADAM RADLY)
233 WILSHIRE BLVD STE 400
SANTA MONICA, CA 90401

August 7, 2007

Job Number: C20070807-2539

Job Contents:
NV Corp Copy Request Cover Letter(s): 1

Special Handling Instructions:

FX 7991 8935 3714
CMR 8-8-07

INOVA TECH. (ADAM RADLY)
233 WILSHIRE BLVD STE 400
SANTA MONICA, CA 90401

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAY 16 1997

No. C10361-97

Dean Heller
DEAN HELLER, SECRETARY OF STATE

Receipt No. FY9700000449
LAUGHLIN ASSOCIATES INC
05/01/1997 145.00
REC'D BY Rachel Harder (125.00)

ARTICLES OF INCORPORATION

OF

ANNEX BUSINESS RESOURCES, INC.

FIRST. The name of the corporation is:

ANNEX BUSINESS RESOURCES, INC.

SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises,

or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the

objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

FOURTH. That the total number of common stock authorized that may be issued by the Corporation is TWENTY FIVE THOUSAND (25,000) shares of stock without nominal par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

NAME	POST OFFICE ADDRESS
Robert Seligman	2533 North Carson Street Carson City, Nevada 89706

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

NAME	POST OFFICE ADDRESS
Robert Seligman	2533 North Carson Street Carson City, Nevada 89706

EIGHTH. The resident agent for this corporation shall be:

LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

2533 North Carson Street
Carson City, Nevada 89706

NINTH. The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation,

which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or

officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of April, 1997.

R. Seligman
Robert Seligman

STATE OF NEVADA)
) SS:
CARSON CITY)

On this 30th day of April, 1997 in Carson City, Nevada,

before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

Robert Seligman

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

MARK SHATAS
NOTARY PUBLIC - NEVADA
Appt. Recorded in CARSON CITY
My Appt. Exp. March 12, 2000

Notary Public

I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.

April 30, 1997
Date

R. Seligman
Executive Vice President

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

AUG 1 1 1999

No. C10361-97

Dean Heller
DEAN HELLER, SECRETARY OF STATE

(#15)

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

Filed by:

ANNEX BUSINESS RESOURCES, INC.
Name of Corporation

We the undersigned Devinder Randhawa and
President or Vice President

Ron Schlitt of Annex Business Resources, Inc.
Secretary or Assistant Secretary — Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 23rd day of July, 19 99, adopted a resolution to amend the original articles as follows:

Article Fourth is hereby amended to read as follows:

See Annexed.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

ANNEX BUSINESS RESOURCES, INC.

President or Vice President
Devinder Randhawa

Secretary or Assistant Secretary
Ron Schlitt

Province of British Columbia
~~State of~~ } ss.
~~County of~~
CANADA

On August 3, 1999 Devinder Randhawa and Ron Schlitt, personally appeared before me, a Notary Public,

Devinder Randhawa and Ron Schlitt, who acknowledged
Names of Persons Appearing and Signing Document

that they executed the above instrument.

Signature of Notary

LEE C. TURNER
Barrister & Solicitor
200 - 537 LEON AVENUE
KELOWNA, B.C. V1Y 2A9

(NOTARY STAMP OR SEAL)

08/11/1999 10:25A KB135 FY00-000-08576

FOURTH. The amount of the total authorized capital stock of the corporation shall be seventy five million (75,000,000) shares divided into fifty million (50,000,000) shares of Common Stock, $0.001 par value each, and twenty five million (25,000,000) shares of Preferred Stock, $0.001 par value each, and the designations, preferences, limitations and relative rights of the shares of each such class are as follows:

A. **Preferred Shares**

The corporation may divide and issue the Preferred Shares into series. Preferred Shares of each series, when issued, shall be designated to distinguish it from the shares of all other series of the class of Preferred Shares. The Board of Directors is hereby expressly vested with authority to fix and determine the relative rights and preferences of the shares of any such series so established to the fullest extent permitted by these Articles of Incorporation and Nevada Revised Statutes in respect to the following:

(a) The number of shares to constitute such series, and the distinctive designations thereof;

(b) The rate and preference of dividend, if any, the time of payment of dividend, whether dividends are cumulative and the date from which any dividend shall accrue;

(c) Whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(d) The amount payable upon shares in the event of involuntarily liquidation;

(e) The amount payable upon shares in the event of voluntary liquidation;

(f) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(h) Voting powers, if any; and

(i) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any further series shall be subject.

B. **Common Shares**

(a) The rights of holders of the Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of the Preferred Shares.

(b) The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 0 4 2000

NO. C10321-97

Dean Heller

DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

ANNEX BUSINESS RESOURCES, INC.

The undersigned certifies that, pursuant to the provisions of the Nevada Revised Statutes, the shareholders of ANNEX BUSINESS RESOURCES, INC., a Nevada corporation, adopted the following resolutions to amend its articles of incorporation on January 17, 2000:

1. All of the directors consented in writing to the following resolution dated January 17, 2000:

   "RESOLVED that upon receipt of a shareholder's resolution authorizing a change of the Company's name from "ANNEX BUSINESS RESOURCES, INC." to "NEWSGURUS.COM, INC.", the president and director of the Company, Mr. Chris Bunka, and Secretary and Director, Mr. Sudhir Khanna, are authorized to make such administrative, regulatory and governmental filings as are necessary to effect the change of the Company's name to "NEWSGURUS.COM, INC."."

2. A majority of the shareholders holding 60.8% of the common shares outstanding of ANNEX BUSINESS RESOURCES, INC. consented in writing to the following resolution dated January 17, 2000:

   RESOLVED that the Company's articles of incorporation be amended as follows:

   "1. The name of the corporation is:

   NEWSGURUS.COM, INC."

Dated this 17th day of January, 2000.

ANNEX BUSINESS RESOURCES, INC.

Per: [signature]
Chris Bunka,
President and Director

Per: [signature]
Sudhir Khanna
Secretary and Director

c:\data\wp\gurus\misc\amendment-certificate1.doc

02/04/2000 0C:C:17 KHH145 FX88-000-47172

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

NEWSGURUS.COM, INC.

FILED # C10361-97

JAN 25 2002

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

*****

Pursuant to the provisions of the Nevada Revised Statutes, **NEWSGURUS.COM, INC.**, a Nevada Corporation, adopts the following amendment to its Articles of Incorporation:

1. The undersigned hereby certify that on the 21st day of December, 2001, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

BE IT RESOLVED: That the Secretary of the corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

To amend Article One to provide that the name of the corporation shall be changed from **NEWSGURUS.COM, INC.** to **SECURE ENTERPRISE SOLUTIONS INC.**

2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 5,591,500 shares of the 10,085,000 shares outstanding of **NEWSGURUS.COM, INC**. gave their written consent to the adoption of the Amendment to Article One of the Articles of Incorporation as follows:

ARTICLE ONE. **[NAME].** The name of the corporation is:

SECURE ENTERPRISE SOLUTIONS INC.

IN WITNESS WHEREOF, the undersigned being the President and Secretary of NEWSGURUS.COM, INC., a Nevada Corporation, hereunto affixed their signatures this 10th day of January, 2002.

NEWSGURUS.COM, INC.

By ______________________

Christopher Bunka, President

By ______________________

Sudhir Khanna, Secretary

150

FILED # C10361-97

NOV 20 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

SECURE ENTERPRISE SOLUTIONS INC.

*****

Pursuant to the provisions of the Nevada Revised Statutes, **SECURE ENTERPRISE SOLUTIONS INC.**, a Nevada Corporation, adopts the following amendment to its Articles of Incorporation:

1. The undersigned hereby certify that on the 28th day of October, 2002, an Annual General Meeting was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

BE IT RESOLVED: That the Secretary of the corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

To amend Article One to provide that the name of the corporation shall be changed from **SECURE ENTERPRISE SOLUTIONS INC.** to **EDGETECH SERVICES INC.**

2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 21,525,757 shares of the 28,861,500 shares outstanding of **SECURE ENTERPRISE SOLUTIONS INC.** gave their written consent to the adoption of the Amendment to Article One of the Articles of Incorporation as follows:

ARTICLE ONE. [NAME]. The name of the corporation is:

EDGETECH SERVICES INC.

IN WITNESS WHEREOF, the undersigned being the President and Secretary of **SECURE ENTERPRISE SOLUTIONS INC.**, a Nevada Corporation, hereunto affixed their signatures this 30th day of October, 2002.

SECURE ENTERPRISE SOLUTIONS INC

By ______________________

Sang Ho-Kim, President

By ______________________

Tae Ho Kim, Secretary

11/13/2002 09:52A AHF190 FY03-000-33937

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

SECURE ENTERPRISE SOLUTIONS INC.

*****

Pursuant to the provisions of the Nevada Revised Statutes, SECURE ENTERPRISE SOLUTIONS INC., a Nevada Corporation, adopts the following amendment to its Articles of Incorporation:

1. The undersigned hereby certify that on the 28th day of October, 2002, an Annual General Meeting was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

BE IT RESOLVED: That the Secretary of the corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

To amend Article One to provide that the name of the corporation shall be changed from **SECURE ENTERPRISE SOLUTIONS INC.** to **EDGETECH SERVICES INC.**

2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 21,525,757 shares of the 28,861,500 shares outstanding of **SECURE ENTERPRISE SOLUTIONS INC.** gave their written consent to the adoption of the Amendment to Article One of the Articles of Incorporation as follows:

ARTICLE ONE. [NAME]. The name of the corporation is:

EDGETECH SERVICES INC.

IN WITNESS WHEREOF, the undersigned being the President and Secretary of **SECURE ENTERPRISE SOLUTIONS INC.**, a Nevada Corporation, hereunto affixed their signatures this 30th day of October, 2002.

SECURE ENTERPRISE SOLUTIONS INC

By ______________________

Sang Ho Kim, President

By ______________________

~~Sudhir Khanna~~, Secretary

Tae Ho Kim

SECURE ENTERPRISE SOLUTIONS INC.
(the "Company")

DIRECTOR'S RESOLUTIONS

The undersigned, being all the directors of the Company, consents to the following resolutions as of October 30, 2002.

WHEREAS:

A. The directors and shareholders wish to change the name of the Company.

RESOLVED THAT:

1. **Name Change**

With the receipt of a shareholder's resolution authorizing a change of the Company's name from "SECURE ENTERPRISE SOLUTIONS INC." to "EDGETECH SERVICES INC.", the president and director of the Company, Mr. Sang Ho Kim, and Secretary and Director, Mr. Sudhir Khanna, are authorized to make such administrative, regulatory and governmental filings as are necessary to effect the change of the Company's name to "EDGETECH SERVICES INC.".

Sang Ho Kim

Tae Ho Kim

Fred Fulcher

Sudhir Khanna

Robert Pollock

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C10361-97

DEC 2 1 2004

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Certificate of Change Pursuant to NRS 78.209

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation: EDGETECH SERVICES INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 50,000,000 par value $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 150,000,000 par value $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: NONE

7. Effective date of filing (optional): ______ (must not be later than 90 days after the certificate is filed)

8. Officer Signature: [signature] PRESIDENT
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.209 2003
Revised on: 10/24/03

12/1/2004 10:01:25 AM $175.00
AN C20041201-0254

1 of 2

CERTIFICATE PURSUANT TO NRS 78.209 OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

Edgetech Services Inc.

I, the undersigned, Tae Ho Kim, Secretary and Director of Edgetech Services Inc.., do hereby certify:

The amendment set forth below to the Company's Articles of Incorporation was duly adopted in accordance with the provisions of the Nevada Revised Statutes section 78.207 by unanimous vote of the Board of Directors of Edgetech Services Inc. at a meeting duly convened, held on the 28th day of October, 2004, and shall be effective upon filing.

Article Foutth is amended to read as follows:

The total authorized Capital Stock of this Corporation is One Hundred Fifty Million (150,000,000) Common Shares with a Par Value of One Tenth of a Cent (0.001) per share.

IN WITNESS WHEREOF, Edgetech Services, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this __ day of November, 2004.

By: Tae Ho Kim
Secretary

ATTEST:

By: ______________________
President

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)	Filed in the office of Dean Heller Secretary of State State of Nevada	Document Number 20050209504-37 Filing Date and Time 06/03/2005 10:26 AM Entity Number C10361-1997

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 After Issuance of Stock)

1. Name of corporation: EDGETECH SERVICES, INC.

2. The articles have been amended as follows (provide article numbers, if available):
"FOURTH. The amount of the total authorized capital stock of the corporation shall be Six Hundred Million (600,000,000) shares of Common Stock, par value $0.001, and Twenty Five Million (25,000,000) shares of Preferred Stock, $0.001 par value, and the designations, preferences, limitations and relative rights of the shares of each such class are as follows: each preferred share can be converted into 25.3533 common shares."

2. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 50.6%.*

4. Effective date of filing (optional): ________ (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ________ Signature   President Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20070209393-25
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 03/27/2007 11:00 AM
	Entity Number C10361-1997

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Edgetech Services, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article One: Name of Corporation
The shareholders and directors of the corporation have voted to change the name of the company from Edgetech Services, Inc. to Inova Technology, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 94%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.